                              [HILTON LETTERHEAD]



                              Contact:  Marc Grossman
                                        310-205-4030

                                        Kathy Shepard
                                        310-205-7676

                                        Geoff Davis
                                        310-205-4541


                  HILTON REPORTS THIRD QUARTER, NINE-MONTH RESULTS
                  ------------------------------------------------

     BEVERLY HILLS, Calif., October 20, 1998 -- Hilton Hotels Corporation (NYSE:HLT) today reported results for the third quarter and nine months ended September 30, 1998.

     Net income for the quarter totaled $79 million, or $.30 per diluted share, compared to $94 million, or $.35 per diluted share, last year. In an announcement made September 14, the company had indicated that net income per diluted share for the third quarter was expected to be in the low-30 cent range.

     Third quarter earnings before interest, taxes, depreciation, amortization and non-cash items (EBITDA) totaled $297 million, up 8 percent from last year's $276 million. The increase was attributable primarily to continued strength at many of the company's owned and equity hotel properties and EBITDA from newly acquired hotels.

     Net income for the quarter was impacted by an increase in net interest expense due primarily to higher average debt levels resulting from acquisition spending and increased depreciation expense also related to acquisitions.

3Q Earnings
2-2-2-2
                                      LODGING
                                      -------

     EBITDA for Hilton's lodging division in the third quarter was $159 million, an increase of 16 percent from $137 million a year ago.
Double-digit EBITDA gains were reported at most of the company's "Top Ten" hotels, with properties in Washington, New York, Chicago and New Orleans showing particularly strong results.

     In the third quarter, Hilton's "Top Ten" hotels contributed $95 million of EBITDA, which, on a comparable basis, represented a 15 percent increase over the prior year. Average daily rate (ADR) increased 6 percent at these ten hotels to $166.57 in the third quarter, with occupancy showing a 2.5-point decline to 80.7 percent, resulting in a revenue per available room (RevPAR) increase of 3 percent. EBITDA margin at these properties continued strong at 34 percent. Impacting results at the "Top Ten" properties was continuing softness at the Hilton Hawaiian Village in Honolulu as a result of adverse economic conditions in Asia, and, as reported in the September 14 announcement, a slight decline in EBITDA and RevPAR at the San Francisco Hilton. Excluding the impact of Hawaii from the "Top Ten," EBITDA was up 21 percent, with RevPAR increasing 5.6 percent.

     ADR for Hilton's other comparable U.S. owned and partially owned hotels improved 8.6 percent to $140.99. Occupancy for this group of properties fell
4.5 points to 75.2 percent, resulting in a RevPAR increase of 2.4 percent. Contributing to the occupancy decline was the comparatively early timing of religious holidays that in 1997 fell in the fourth quarter, along with post-summer business travel starting later than usual due to the timing of Labor Day.

                                       -more-

3Q Earnings
3-3-3-3


     Also impacting hotel division EBITDA, as previously announced, was lower-than-expected management fee income from the Conrad International Hong Kong, which is being negatively affected by the Asian economic situation.

     During the quarter, Hilton announced the acquisition of two full-service hotel properties: the 405-room Hilton East Brunswick & Towers in East Brunswick, New Jersey, and the 585-room Pointe Hilton Tapatio Cliffs Resort in Phoenix, Arizona. These two acquisitions bring Hilton's hotel purchases for the year to more than $860 million.

     Also in the third quarter, Hilton announced the addition of new full-service franchised properties in Windsor and Montreal, Canada and Guadalajara, Mexico. Hilton Garden Inn properties, the company's mid-priced franchised product, were either opened or began construction in California, Washington, Ohio, Washington D.C. and Calgary, Canada.

                                        GAMING
                                        ------

     Gaming division EBITDA for the third quarter of $151 million was comparable with last year's $153 million. The flat performance, as disclosed in the September 14 announcement, was attributable primarily to comparatively low table game hold percentage at Bally's Park Place in Atlantic City, and lower-than expected RevPAR at the company's Las Vegas properties as a result of a generally sluggish Las Vegas market. Results were also impacted by a soft quarter at the company's Reno properties due to continued difficult market conditions.


                                       -more-

3Q Earnings
4-4-4-4


     The Flamingo Hilton-Las Vegas reported EBITDA of $22 million, a 12 percent decline from $25 million a year ago. Occupancy was off 1.8 points to
87.6 percent, with ADR down 6.5 percent to $69.02. An increase in slot handle and win helped offset a decline in table game win.

     EBITDA of $20 million at Bally's Las Vegas was up 5 percent from $19 million last year. Occupancy was up slightly to 88.9 percent, while ADR decreased 5.7 percent to $81.19. The property benefited from a significantly improved table game win percentage, along with an increase in slot handle and win.

     The Las Vegas Hilton, coming off an exceptionally soft third quarter 1997, reported EBITDA of $11 million, compared with last year's $5 million. Occupancy rose 3.1 points to 83.2 percent and ADR fell 10.8 percent to $86.71. Contributing to the strong quarter at the property was a major increase in non-baccarat table game drop and improved win percentage, coupled with a higher baccarat win percentage compared to an abnormally low win percentage last year.

     In Atlantic City, Bally's Park Place reported EBITDA of $52 million, a decline of 12 percent from last year's $59 million. The decline was due to the aforementioned low table game win percentage, along with a difficult comparison owing to the successful grand opening of "The Wild Wild West" casino having occurred at the beginning of the third quarter 1997. EBITDA at the Atlantic City Hilton, benefiting from the property's 300 new guest rooms and an increase in table game drop, improved 46 percent to $19 million.

                                       -more-

3Q Earnings
5-5-5-5


                                 NINE-MONTH RESULTS
                                 ------------------

     For the nine months ended September 30, 1998, Hilton reported net income of $262 million, or $.98 per diluted share, up from last year's $255 million, or $.95 per diluted share. EBITDA for the nine months totaled $891 million, a 14 percent increase over $785 million a year ago.

     Hilton's lodging division reported nine-month EBITDA of $473 million, a 15 percent increase from $410 million in 1997, while the company's gaming operations showed EBITDA of $461 million, compared with last year's $422 million -- a 9 percent increase.

                     SEPARATION OF BUSINESSES/GRAND CASINO MERGER
                     --------------------------------------------

     Hilton announced further that plans were proceeding in relation to the company's proposed separation of its gaming and lodging businesses, and the proposed merger of the new gaming company -- to be called Park Place Entertainment Corporation -- with the Mississippi operations of Grand Casinos, Inc. (NYSE:GND.) It is expected that proxy materials will be mailed to shareholders before the end of October, with each company holding its respective shareholder meeting in late November. The transactions are on track for an anticipated completion by year-end 1998, subject to shareholder, regulatory and other approvals.


                                       -more-

3Q Earnings
6-6-6-6


     "The majority of our large owned hotels continued to perform well due to a continued favorable supply-demand environment, while our gaming properties are holding their own in increasingly competitive markets," said Stephen F. Bollenbach, president and chief executive officer. "We are confident in our ability to withstand what will be a difficult operating environment in Las Vegas for the next year or so, while taking advantage of prevailing economic conditions to continue growing our lodging business."

                                        # # #




Note: This press release contains "forward-looking statements" within the meaning of federal securities law, including statements concerning business strategies and their intended results, and similar statements concerning anticipated future events and expectations that are not historical facts.
The forward-looking statements in this press release are subject to numerous risks and uncertainties, including the effects of economic conditions; supply and demand changes for hotel rooms; competitive conditions in the lodging and gaming industries, relationships with clients and property owners; the impact of government regulations; and the availability of capital to finance growth, which could cause actual results to differ materially from those expressed in or implied by the statements herein.

                            HILTON HOTELS CORPORATION
                      SUPPLEMENTARY STATISTICAL INFORMATION

                                                                               HOTELS
                                      ---------------------------------------------------------------------------------------------

                                                        THREE MONTHS ENDED                           NINE MONTHS ENDED
                                                           September 30                                 September 30
                                                                              % / PT                                      % / PT
                                            1998              1997            CHANGE            1998          1997         CHANGE
                                      ---------------   ---------------   -------------   -------------   ----------     ---------
TOP TEN HOTELS
  Occupancy                                 80.7%             83.2%           (2.5) pts        77.7%           80.4%     (2.7)pts
  Average Rate                        $   166.57        $   157.05               6  %     $  174.06       $  160.92         8 %
  Revpar                              $   134.47        $   130.65               3  %     $  135.32       $  129.45         5 %
  Number of hotels                        -                 -                                    10              10
  Number of rooms                         -                 -                                15,167          15,167

OTHER U.S. OWNED AND EQUITY (1)
  Occupancy                                 75.2%             79.7%           (4.5) pts        73.1%           76.4%     (3.3)pts
  Average Rate                        $   140.99        $   129.84               9  %     $  142.60       $  130.24         9 %
  Revpar                              $   106.04        $   103.54               2  %     $  104.27       $   99.48         5 %
  Number of hotels                        -                 -                                    24              20
  Number of rooms                         -                 -                                 9,385           7,815

U.S. MANAGED (1)
  Occupancy                                 67.4%             71.5%           (4.1) pts        70.4%           73.1%      (2.7)pts
  Average Rate                        $   124.56        $   116.48               7  %     $  137.23       $  128.03          7 %
  Revpar                              $    83.92        $    83.23               1  %     $   96.59       $   93.64          3 %
  Number of hotels                        -                 -                                    17              21
  Number of rooms                         -                 -                                12,220          13,680

INTERNATIONAL - MANAGED (1) (2)
  Occupancy                                 70.3%             71.2%           (.9) pts         64.4%           70.1%      (5.7)pts
  Average Rate                        $   149.61        $   151.84             (1) %      $  152.14       $  154.88         (2)%
  Revpar                              $   105.19        $   108.10             (3) %      $   97.95       $  108.58        (10)%
  Number of hotels                        -                 -                                     9               9
  Number of rooms                         -                 -                                 3,286           3,283

FRANCHISED
  Occupancy                                 71.6%             72.8%           (1.2) pts        70.2%           71.9%      (1.7)pts
  Average Rate                        $    95.94        $    91.38               5  %     $   97.63       $   91.07          7 %
  Revpar                              $    68.69        $    66.56               3  %     $   68.55       $   65.45          5 %
  Number of hotels                        -                 -                                   187             177
  Number of rooms                         -                 -                                46,346          44,716



(1) Operating statistics are based on a comparable hotel mix.
(2) Includes two hotels where the company has a minority interest.



                                                                             Gaming
                                      ---------------------------------------------------------------------------------------------

                                                      THREE MONTHS ENDED               NINE MONTHS ENDED
                                                         September 30                     SEPTEMBER 30
                                                                            % / PT                                        % / PT
                                           1998               1997          CHANGE            1998          1997          CHANGE
                                      ---------------   ---------------   -------------   -------------   ----------     --------
Number of owned, partially owned and
  managed casinos and hotel-casinos      -              -                                            15          16
Number of rooms                          -              -                                        17,588      17,288
Casino square footage                    -              -                                     1,067,000   1,038,000

NEVADA
Occupancy                                   87.5%               86.6%           .9 pts             88.1%       87.8%     .3 pts
Average Rate                          $    67.88          $    72.46            (6)%          $   74.28    $  75.68      (2)%
Revpar                                $    59.42          $    62.71            (5)%          $   65.44    $  66.43      (1)%

ATLANTIC CITY
Occupancy                                   96.8%               95.1%          1.7 pts             94.7%       93.1%    1.6 pts
Average Rate                          $    94.76          $   103.13            (8)%          $   83.93    $  92.34      (9)%
Revpar                                $    91.77          $    98.07            (6)%          $   79.47    $  85.98      (8)%

                            HILTON HOTELS CORPORATION
                              FINANCIAL HIGHLIGHTS
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                    THREE MONTHS ENDED                              NINE MONTHS ENDED
                                                       SEPTEMBER 30                                    SEPTEMBER 30
                                                                            %                                              %
                                             1998           1997          CHANGE           1998           1997          CHANGE
                                           --------       --------       --------        --------       --------       --------
REVENUE
  Hotels                                   $   662        $   654              1%        $ 2,109        $ 2,043              3%
  Gaming                                       671            660              2           2,033          1,934              5
                                           --------       --------       --------        --------       --------       --------
Total                                      $ 1,333        $ 1,314              1%        $ 4,142        $ 3,977              4%
                                           --------       --------       --------        --------       --------       --------
                                           --------       --------       --------        --------       --------       --------
EBITDA (1)
  Hotels                                   $   159        $   137             16%        $   473        $   410             15%
  Gaming                                       151            153             (1)            461            422              9
  Corporate expense, net                       (13)           (14)            (7)            (43)           (47)            (9)
                                           --------       --------       --------        --------       --------       --------
Total                                      $   297        $   276              8%        $   891        $   785             14%
                                           --------       --------       --------        --------       --------       --------
                                           --------       --------       --------        --------       --------       --------

OPERATING INCOME
  Hotels                                   $   126        $   113             12%        $   382        $   338             13%
  Gaming                                        97             99             (2)            295            269             10
  Corporate expense, net                       (15)           (14)             7             (46)           (49)            (6)
                                           --------       --------       --------        --------       --------       --------
Total operating income                         208            198              5             631            558             13

Interest and dividend income                     9             11            (18)             27             34            (21)
Interest expense                               (61)           (43)            42            (164)          (131)            25
Net interest from equity investments            (4)            (4)             -             (13)           (13)             -
                                           --------       --------       --------        --------       --------       --------
    Net interest expense                       (56)           (36)            56            (150)          (110)            36

INCOME BEFORE TAXES
  AND MINORITY INTEREST                        152            162             (6)            481            448              7

Provision for taxes                            (66)           (66)             -            (207)          (184)            13
Minority interest, net                          (7)            (2)             -             (12)            (9)            33
                                           --------       --------       --------        --------       --------       --------

NET INCOME                                 $    79        $    94            (16)%       $   262        $   255              3%
                                           --------       --------       --------        --------       --------       --------
                                           --------       --------       --------        --------       --------       --------


NET INCOME PER SHARE
BASIC                                      $   .31        $   .36            (14)%       $  1.02        $   .98              4%
                                           --------       --------       --------        --------       --------       --------
                                           --------       --------       --------        --------       --------       --------
DILUTED                                    $   .30        $   .35            (14)%       $   .98        $   .95              3%
                                           --------       --------       --------        --------       --------       --------
                                           --------       --------       --------        --------       --------       --------

(1) EBITDA is earnings before interest, taxes, depreciation, amortization and non-cash items.